SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): September 4, 2002

                          GRAND COURT LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                          0-21249                       22-3423087
(State or other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)                  Identification
incorporation)                                                  Number)

One Executive Drive, Fort Lee, New Jersey                       07024
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (201) 947-7322

         2650 North Military Trail, Suite 350, Boca Raton, Florida 33431
             (Former name or address, if changed since last report)

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      Item 3. Bankruptcy or Receivership.

      (b) On September 4, 2002 (the "Confirmation Date"), the United States Bankruptcy Court for the District of New Jersey (the "Court") entered an order (the "Confirmation Order") confirming the Second Amended Joint Plan of Reorganization as modified, of Grand Court Lifestyles, Inc. (the "Company") and the Official Committee of Unsecured Creditors (the "Plan") in connection with the Company's case under Chapter 11 ("Chapter 11") of Title 11 of the United States Code (the "Bankruptcy Code") (Case no. 00-32578 (NLW)) (the "Case"). A copy of the Confirmation Order is filed as Exhibit 99.2 to the Form 8-K. The effective date of the Plan (the "Effective Date") is the first day on which the conditions to the effectiveness of the Plan have been satisfied, or waived. The Effective Date is expected to occur within approximately 45 days after the Confirmation Date.

      As previously reported, the Company originally filed a petition for reorganization in the Court under Chapter 11 of the Bankruptcy Code on March 20, 2000. On April 24, 2002, the Company received approval from the Court of its Amended Disclosure Statement (the "Disclosure Statement") with respect to the first Amended Joint Plan of Reorganization. The confirmation hearing to consider confirmation of that plan was initially scheduled for 10:00 a.m. Eastern Standard Time on July 18, 2002. On July 9, 2002, the Company filed, and the Court granted, an order to adjourn the confirmation hearing to August 21, 2002, at 10:00 a.m., Eastern Standard Time at the Court's location at 50 Walnut Street, Newark, New Jersey 07102. At the confirmation hearing of August 21, 2002, the Court postponed until September 4, 2002, the entry of a confirmation order.

      The following is a summary of the matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. The Company has included the Plan as
Exhibit 2.1 to this Form 8-K. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 2.1 hereto and incorporated herein by reference. In addition, copies of the Plan and the Disclosure Statement, including all exhibits thereto, can be obtained from the Company upon written request directed to its principal executive offices or from the Court in accordance with the Court's procedures therefor. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

      The Plan constitutes a liquidating plan of reorganization for the Company. All of the Company's assets have been or will be liquidated and the net proceeds therefrom will be distributed to the Company's creditors holding Allowed Claims. Holders of Equity Interests are not entitled to receive any distributions, except under limited circumstances, and all such Equity Interests in the Company will be canceled upon the Company's dissolution. The net proceeds from the sale of the Company's assets will be distributed as set forth below.

      Multi-Family Portfolio and Recovered Batchelor Multi-Family Interests.

      The Multi-Family Portfolio and Recovered Batchelor Multi-Family Interests, along with certain assets currently owned by non-debtor third parties, will be transferred to the Liquidating Trust. Frederick Burchill will serve as Trustee of the Liquidating Trust. Pursuant to the Settlement Agreement with BNY, which was approved by the Court, net proceeds from the sale or other disposition of the


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assets held in the Liquidating Trust will be distributed, subject to the
Batchelor Settlement Agreement, as follows: (i) 35% of such proceeds attributable to the Multi-Family Portfolio (exclusive of the Recovered Batchelor Multi-Family Interests) to BNY and 65% to the Plan Administrator, for distribution in accordance with the Plan (as summarized below); and (ii) 100% of such proceeds attributable to the Recovered Batchelor Multi-Family Interests to the Plan Administrator for distribution in accordance with the Plan (as summarized below).

      Asset Purchase Agreement.

      Pursuant to the Purchase Agreement dated as of February 1, 2001 between the Company and GFB, upon the Effective Date, GFB will establish the LP Recovery Fund. Upon the payment by a Partnership of such Partnership's allocable share of the Purchase Price as set forth in Exhibit I to the Purchase Agreement (including the 10% per annum return on the Purchase Price), the LP Recovery Fund will be funded with (a) the remaining balances of the following items relating to such Partnership: (i) Purchase Notes and (ii) one hundred percent (100%) of the Deferred Sales Proceeds or one hundred percent (100%) of the managing partner's back-end interest, and (b) an amount equal to the amount, if any, of proceeds from a Capital Transaction used by the Partnership to pay such Partnership's allocable share of the Purchase Price (including the 10% per annum return on the Purchase Price). Notwithstanding the previous sentence, upon the receipt of the full Purchase Price (including the 10% per annum return on the Purchase Price), GFB will contribute all remaining balances of: (i) Investor Notes, (ii) Purchase Notes, (iii) Loans and Exchanges, (iv) Other Receivables, and (v) one hundred percent (100%) of the Deferred Sale Proceeds or the managing partner's back-end interest not previously contributed, to the LP Recovery Fund. Proceeds from the items contributed to this fund will be shared only by those Limited Partners who sign or are otherwise bound by a mutually acceptable form of Limited Partner Release.

      Other Assets.

      All other assets of the Company will remain in the Estate for liquidation and distribution by the Plan Administrator in accordance with the Plan. The Plan requires the Plan Administrator to take all appropriate actions to dissolve the Company and its corporate shell upon the liquidation of all the Estate Property, including the cancellation of all Equity Interests and Securities in the Company.

      On the Effective Date, all officers and directors of the Company are required to resign and the Creditors' Committee will be reconstituted as the Post-Confirmation Committee. BNY, in its capacity as Bank Agent, will also be a member of the Post-Confirmation Committee. The Post-Confirmation Committee will consult with the Plan Administrator and Liquidating Trustee concerning all aspects of the administration of the Estate, the Liquidating Trust and the Plan.

      The Plan designates eight Classes of Claims and one Class of Equity Interests. These Classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests. The following summary describes the classification and treatment of Claims and Equity Interests under the Plan:


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      1. Administrative Expense Claims.

            Administrative Expense Claims are claims constituting a cost or expense of administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code. The Plan provides that, except to the extent the holder of an Allowed Administrative Claim agrees otherwise, each holder of an Allowed Administrative Claim shall be paid in Cash on the Effective Date the full amount of such Allowed Administrative Claim.

      2. Priority Tax Claims.

            Priority Tax Claims are those Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. The Plan provides that, except to the extent that the holder of the Allowed Priority Tax Claim agrees otherwise, each holder of an Allowed Priority Tax Claim will be paid in Cash on the Effective Date the full amount of such Allowed Claim.

      3. Class 1 - Non-Tax Priority Claims.

            Class 1 consists of all Priority Claims, which are Claims entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Claims and Priority Tax Claims). The Company does not believe that there are any Claims in Class 1. Pursuant to the Plan, holders of Priority Claims, if any, unless they agree otherwise, will be paid in full in Cash on Effective Date.

      4. Class 2 - Holders of Secured Debentures.

            Class 2 consists of the holders of the ten series of Secured Debentures issued by the Company for which BNY acts as escrow agent, authenticating agent, registrar and transfer agent, paying agent and custodian. The treatment of Class 2 is in accordance with the Settlement Agreement concerning settlement of the litigation commenced against the Company by BNY. Prior to the Confirmation Date, the Court approved the Settlement Agreement. Pursuant to the settlement, each holder of a Secured Debenture will share on a pro rata basis in all proceeds received by BNY under the Plan, subject to charges asserted by BNY. As described above, BNY will receive from the Liquidating Trustee 35% of the net proceeds attributable to the Multi-Family Portfolio, exclusive of the Recovered Batchelor Multi-Family Interest. Amounts will be paid to BNY as disbursing agent by the Liquidating Trustee when and as such net proceeds become available, but in no event later than the time that any net proceeds are disbursed by the Liquidating Trustee to the Plan Administrator.

      5. Class 3 - Batchelor Claims

            Class 3 consists of the Allowed Claims of George Batchelor. Mr. Batchelor died shortly before the scheduled August 21, 2002 confirmation hearing. The probate court administering the estate of Mr. Batchelor has approved the terms discussed below and all references to Mr. Batchelor shall mean the estate of Mr. Batchelor. Mr. Batchelor will be treated in accordance with the Term Sheet between the Creditors' Committee and Batchelor annexed to the Plan as Exhibit "H". As more fully described in the Term Sheet, in satisfaction of certain indebtedness of the Company to Batchelor, Batchelor will:

            o be entitled to receive cash payments in the aggregate amount of $9,000,000;


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            o     receive a secured claim of $6,100,000 in the reorganized
                  entity that will accrue interest commencing 18 months from the Confirmation Date at 8 1/2% interest compounded quarterly;

            o continue to hold $3,000,000 of Secured Debentures, the payment on which will be governed by the BNY Settlement Agreement;

            o hold an unsecured subordinated claim of $15,000,000 to be paid, together with other holders of Allowed Unsecured Claims, at such time as post-confirmation net proceeds allocable to the Company's Unsecured Creditors exceeds $92,000,000;

            o receive from the Company its 50% interest in three LLCs that collectively own four Senior Living properties; and

            o withdraw lawsuits against and release from certain claims John Luciani Sr. and the Rodin Estate, subject to certain conditions.

      6. Class 4 - Investor Note Lenders.

            Class 4 consists of the holders of claims secured by Liens on Investor Notes. The members of this class will retain their Liens and will, as of the Effective Date, have relief from the automatic stay, to the extent not previously provided, to pursue collection of their claims from the makers of the Investor Notes. To the extent that these collection efforts fail to satisfy the claim of any of the Investor Note Lenders in full, together with interest at the contract rate, and to the further extent that the Investor Note Lenders fail to recover such deficiency from any third party, said Lender will be entitled to a Class 7 deficiency claim equal to the difference between the claim of said Investor Note Lender and the amount collected by it from the makers of the Investor Notes. The Company and the Creditors' Committee have reserved the right to request that the Court compel the members of Class 4 to collect any deficiency from GFB-AS Investors, LLC under GFB-AS Investors, LLC's agreement to guaranty such deficiency claims.

      7. Class 5 - Holders of Liens on Caton Towers.

            Class 5 consists of the holders of Allowed Secured Claims on the Company's interest in shares and/or units of Caton Towers Owners Corp. ("Caton Towers"), a residential co-operative apartment building. The members of this class will retain their Liens and will be paid the full amount of their Allowed Secured Claims, together with interest, from the proceeds from the sales of the Caton Tower interests that are subject to their Liens. To the extent that the net proceeds from sale of the interests subject to their Liens are insufficient to pay the full amount of their secured claims with interest, the holders of Class 5 claims will be entitled to a Class 7 deficiency claim equal to the difference between the amount realized from the sale of the Caton Towers interests subject to their Liens and their Allowed Secured Claims.


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      8. Class 6 - Other Secured Creditors.

            Class 6 consists of all other Secured Claims not otherwise identified in the Plan. If the Company elects to treat the holder of an Allowed Class 6 Secured Claim under the Plan, rather than by separate motion, then such holder of a Class 6 Allowed Secured Claim will be treated consistently with the provisions of the Plan.

      9. Class 7 - General Unsecured Creditors.

            Class 7 consists of Allowed Claims of all General Unsecured Creditors. Each holder of a Class 7 Claim will share Pro Rata with all other General Unsecured Creditors in all funds that are on the Effective Date or which thereafter become available to the Plan Administrator after payment of all Allowed Administrative Expense Claims, Allowed Priority Tax Claims and claims in Class 1 and 4-6 and the Estate's post-Confirmation operating and administrative expenses. The first distribution to members of this Class will be made as soon as practicable after the Effective Date. Future distributions will be made on such dates and in such amounts as shall be determined in the reasonable discretion of the Plan Administrator, in consultation with the Post-Confirmation Committee.

      10. Class 8 - Limited Partners.

            Class 8 consists of Limited Partners. All members of Class 8 will receive: (a) a Pro Rata share of a five million dollar ($5,000,000) Class 7 General Unsecured Claim; and (b) the right to participate in the LP Recovery Fund and the LP Offset, provided however that the participation in the LP Recovery Fund is contingent on (i) a member's vote to approve the Plan or (ii) the enforcement of the injunctions and releases described in Article VII of the Plan against such member of Class 8. In addition, members of Class 8 will receive certain other releases, subject to certain conditions. Distribution of the amounts payable to members of Class 8 pursuant to the Plan will be made by the Plan Administrator to GFB-AS Investors, LLC to be thereafter distributed to the members of Class 8 in accordance with the terms of the Purchase Agreement.

      11. Class 9 - Equity Interests.

            Class 9 consists of the Equity Interests relating to the outstanding shares of common stock, par value $.01 per share ("Common Stock"), of the Company. The holders of Equity Interests will not receive or retain anything of value under the Plan, unless or until the holders of claims in Classes 1-8 are paid the full amount of their Claims with interest. To the extent that the total payments received by Classes 1-8 equal the amount of Allowed Claims in Classes 1-8 with interest, all additional Cash (if any) generated by the Estate will be distributed Pro Rata to the holders of Equity Interests. Upon the liquidation of all of the Estate Property, the Plan Administrator is required to dissolve the Company and cancel all the Equity Interests.

      As of the Confirmation Date, the Company's authorized capital stock consisted of 40,000,000 shares of Common Stock, of which 17,504,800 shares of Common Stock were issued and outstanding and held by approximately 106 shareholders of record, and 15,000,000 shares of preferred stock, $.0001 par value per share, of which zero shares were issued and outstanding. Accordingly, concurrently with or shortly after the filing of this Current Report on Form 8-K, the Company intends to take the steps necessary to deregister its Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and cease being subject to the periodic reporting requirements of the federal securities laws by filing with the Securities Exchange Commission a Form 15. As such, it is expected that other than the filing of the Form 15 under the Exchange Act, no further reports or filings under the federal securities


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laws will be issued or made by the Company. As described above, the Plan provides that holders of Common Stock of the Company will be entitled to receive a Pro Rata distribution of Cash only after all of the other Classes are paid in full, with interest, and only to the extent there is any such Cash available. Further, upon full liquidation, all Equity Interests will be canceled.

      Information concerning the assets and liabilities of the Company can be found in the unaudited financial statements contained in the monthly operating report filed by the Company with the United States Trustee with respect to July 2002 in connection with the Company's Case under Chapter 11. This monthly operating report is filed as Exhibit 99.1 to this Form 8-K.

      Item 5. Other Events.

      Catherine V. Merlino resigned as Chief Financial Officer of the Company effective August 30, 2002.

      Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

      (c)   Exhibits.

             Exhibit Number       Description

                  2.1 Second Amended Joint Plan of Reorganization, as modified, dated September 4, 2002 filed with the Court September 4, 2002.

                  99.1 The Company's Operating Report with respect to July 2002 to the United States Trustee.

                  99.2 Confirmation Order entered by the Court on September 4, 2002.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               GRAND COURT LIFESTYLES, INC.


                               By: /s/ John Luciani
                                   ---------------------------------------------
                               John Luciani
                               Chairman of the Board and Chief Executive Officer

Dated: September 11, 2002


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                                  EXHIBIT INDEX

      Exhibit Number          Description

            2.1 Second Amended Joint Plan of Reorganization, as modified, dated September 4, 2002 filed with the Court on September 4, 2002.

            99.1 The Company's Operating Report with respect to July 2002 to the United States Trustee.

            99.2 Confirmation Order entered by the Court on September 4, 2002.


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